Exhibit 10.1

Ms. Deborah Pierce

3054 Palatine Terrace Drive

Henderson, Nevada 89052

August 26, 2014

Via Hand Delivery

Dear Ms. Pierce:

Pursuant to paragraph three (3), Term, of your current employment agreement (“Agreement”) with Full House Resorts, Inc. (“Company”), effective December 7, 2012, the Agreement expires on December 7, 2014. Further, pursuant to paragraph (3), Term, this letter shall serve as notice that the Company does not intend to renew or extend your Agreement.

However, we do value your service to the Company and desire that you continue in your current position as an at-will employee at the same salary and benefits currently in place. You should be aware that salary and benefits are not guaranteed and management reserves its rights to change or make adjustments based on performance, market conditions and other factors.

Please contact me with any questions or concerns you may have.

Andre Hilliou

Full House Resorts, Inc.

Chairman and Chief Executive Officer

cc:        Elaine Guidroz, General Counsel